UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2017

Edge Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37568	26-4231384
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Connell Drive, Suite 4000
Berkeley Heights, NJ 07922
(800) 208-3343
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement.

On April 19, 2017, Edge Therapeutics, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with certain investors providing for the issuance and sale by the Company of 1,800,000 shares of the Company’s common stock, par value $0.00033 per share (the “Shares”), in a registered direct offering (the “Offering”). The Shares were offered at a price of $10.00 per Share. The closing of the Offering is expected to occur on April 21, 2017.

The Company received gross proceeds from the Offering of $18 million and the net proceeds are $17.4 million, after deducting offering expenses, including the finder’s fee payable to Maxim Group LLC. The Company intends to use the net proceeds from the Offering to advance pre-commercial activities for EG-1962 (currently in a registration study for the treatment of aneurysmal subarachnoid hemorrhage), to expand its product portfolio and for general corporate purposes.

The Shares were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-214196), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 2, 2016. The Shares may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement relating to the Offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov.

Attached as Exhibit 5.1 to this Current Report is the opinion of Dechert LLP relating to the legality of the issuance and sale of the Shares.

The Subscription Agreement contains customary representations, warranties and covenants by the Company and the investors including representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Subscription Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Subscription Agreement or as stated therein and is not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC. The foregoing summary of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report.

This Current Report does not constitute an offer to sell the Shares or a solicitation of an offer to buy these Shares, nor shall there be any sale of these Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This Current Report contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount and use of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings.

ITEM 7.01.	Regulation FD Disclosure.

On April 19, 2017, the Company issued a press release related to the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and incorporated herein by reference. The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1 is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Forward Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including in its annual filing on Form 10-K filed with the SEC on March 2, 2017 and the final prospectus supplement to be filed with the SEC.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Dechert LLP

10.1	Form of Subscription Agreement dated April 19, 2017, between Edge Therapeutics, Inc. and certain investors

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

99.1	Press Release, dated April 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 19, 2017	Edge Therapeutics, Inc.

/s/ Brian A. Leuthner
Name: Brian A. Leuthner
Title: Chief Executive Officer